Exhibit T3A.2.84

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:30 AM 05/23/2003
FILED 10:30 AM 05/23/2003
SRV 030338066 - 3661923 FILE

CERTIFICATE OF FORMATION

OF

RITE INVESTMENTS CORP., LLC

1.            The name of the limited liability company is Rite Investments Corp., LLC.

2.            The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of RITE INVESTMENTS CORP., LLC on this 22nd day of May, 2003.

RITE INVESTMENTS CORP., LLC

By:	/s/ Robert B. Sari
Name:	Robert B. Sari
Title:	Authorized Person

RITE INVESTMENTS CORP.
30 HUNTER LANE
CAMP HILL, PA 17011

May 22, 2003

Secretary of State of Delaware

Division of Corporation

Townsend Building

Dover, Delaware 19901

Dear Sir/Madam:

Rite Investment Corp., a corporation organized under the laws of the State of Delaware, hereby consents to the formation of Rite Investments Corp., LLC in the State of Delaware.

Very truly yours,

RITE INVESTMENTS CORP.

By:	/s/ Robert B. Sari
Name:	Robert B. Sari
Title:	Vice President and Secretary